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                                                                      EXHIBIT 21



                        SUBSIDIARIES OF THE REGISTRANT



                                     Location of Incorporation     Percent
Subsidiaries of the Registrant          or Organization           Ownership
------------------------------       -------------------------    ----------
American Azide Corporation                   Nevada                   100%

American Pacific Corporation                 Nevada                   100%

AMPAC Farms, Inc.                            Nevada                   100%